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                                                                    EXHIBIT 10.7

                        International Network Services
                  Addendum to the Credit Terms and Conditions
                              Dated as of 6/26/97


1.   CREDIT FACILITY
     ---------------

     A $10,000,000 Revolving Line of Credit for working capital purposes and for the purchase of capital equipment.

2.   MATURITY
     --------

     June 25, 1998.

3.   TERMS
     -----

     Interest payable monthly, principal at maturity.

     Upon maturity, at Borrower's option, outstandings under the Credit Facility related to capital equipment purchases, up to a maximum of $5,000,000 may be termed out in 36 equal monthly principal payments, plus interest. The equipment financed must have been purchased after 12/31/96.

4.   COLLATERAL
     ----------

     Bank to have a blanket first priority security interest perfected by a UCC filing on all assets of Borrower including all present and future inventory, chattel paper, accounts, contract rights, unencumbered equipment, general intangibles, and fixtures and the product thereof.

5.   BORROWING FORMULA
     -----------------

     Revolving Credit Advances:     None.
     -------------------------

     Equipment-related advances:    100% of the cost of equipment, excluding
     --------------------------
     taxes, freight, other taxes, and other soft costs. Equipment to include business & office machinery & equipment and other personal property which is resalable and removable. Advances must be supported by documentation evidencing purchase of equipment, in form and content satisfactory to the Bank.
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International Network Services
Addendum to the Credit Terms and Conditions
Dated as of  June 26, 1997
Page 2 of 4
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6.   PRICING
     -------

     Interest Rate:
     Revolving Credit:                              Bank's Prime Rate per annum.
     Equipment-related outstandings after 6/25/98:  Bank's Prime Rate +
                                                    annum.
     Facility Fee:  None.

7.   COVENANTS
     ---------

     A. Borrower to maintain on a quarterly basis, beginning with the fiscal quarter ending 6/30/97:

         1)    Minimum Quick Ratio/1/ of 1.50 to 1.00.

         2)    Minimum Tangible Net Worth/2/ of $50,000,000.

         3)    Maximum Total Liabilities/3/ to Tangible Net Worth/2/ of 1.00  to
               1.00.

         Definitions:
         /1/ Quick Ratio is cash plus accounts receivable divided by current liabilities.
         /2/ Tangible Net Worth is the financial statement net worth of the Borrower prepared according to generally accepted accounting principles less intangible assets, plus indebtedness fully subordinated to the debt due to the Bank.
         /3/ Total Liabilities are all the Borrower's liabilities except for indebtedness fully subordinated to the debt due to the Bank.

     B.  Borrower to provide to Bank:

         1) Unqualified audited financial statements within 120 days after each fiscal year end.

         2) Quarterly financial statements (10Q) and Compliance Certificate within 45 days after quarter end.


         3) Budgets, sales projections, operating plan, or other financial exhibits which Bank may reasonably request.

     C.  Other Covenants:

         1) Borrower's primary operating banking accounts to be maintained at Bank.


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International Network Services
Addendum to the Credit Terms and Conditions
Dated as of June 26, 1997
Page 3 of 4
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          2)   Without Bank's prior approval, Borrower shall not:

               a. Enter into any mergers or acquisitions or major debt agreements, except for equipment leases.
               b.   Pay cash dividends or repurchase stock.
               c.   Hypothecate assets.
               d.   Loan money or guarantee loans of others.
               e.   Incur outside indebtedness.

          3) Borrower shall notify Bank in writing of any legal action commenced against it which may result in damages over $500,000. Borrower shall provide Bank with such notice immediately upon Borrower's receipt of notice of such legal action.

          4) Borrower shall provide Bank proof of insurance on all tangible corporate assets and a Lender's Loss Payable Clause with Bank as loss payee.

8.   OTHER CONDITIONS
     ----------------

     A. Initial collateral audit waived. However, Bank may at its discretion conduct annual collateral audits by Bank's designated agent at Borrower's expense, with results satisfactory to Bank.

     B. Prior the closing of the Credit Facility, Borrower shall execute and deliver to Bank any and all documents required by Bank. Borrower to pay to Bank $250.00 for loan documentation preparation, due at closing,



Accepted and agreed to:

INTERNATIONAL NETWORK SERVICES

By:
   -------------------------------

Title:
      ----------------------------

Date:
     -----------------------------